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                                                                  EXHIBIT  10.14

Simple Promissory Note dated October 2, 2001 by and between the Company and Paul and Joan Katzeff.

                            SIMPLE PROMISSORY NOTE

                                    $30,000

In the City of Fort Bragg, County of Mendocino, in the State of California, on the 2 day of October, 2001, Thanksgiving Coffee Company promises to pay to the order of Paul Katzeff and Joan Katzeff the principal sum of Thirty Thousand Dollars $30,000, payable in a lump sum on April 2, 2002, together with interest, payable monthly, at 10% per annum, payable in installments of $500 or more on the first of the month, beginning on the first day of November, 2001, and continuing until said principal and interest have been paid in full.

Oblige/Maker of Promise


/s/ Joan Katzeff, President              October 2, 2001
Officer, Thanksgiving Coffee Company,    Date
Borrower


/s/ Paul Katzeff                         October 2, 2001
Paul Katzeff                             Date


/s/ Joan Katzeff                         October 2, 2001
Joan Katzeff                             Date